AMENDED AND RESTATED DECLARATION OF TRUST

This DECLARATION OF TRUST of the Sentinel Variable Products Trust is adopted effective as of this 14th day of March, 2000, as amended on November 11, 2005, August 18, 2006 and May 24, 2007,
by the Trustees hereunder.

W I T N E S S E T H

WHEREAS, the Trustees desire to form a Delaware statutory trust for the purpose of carrying on the business of an open end management investment company; and

WHEREAS, in furtherance of such purpose, the initial Trustees and any successor Trustees elected in accordance with Article 5 hereof are acquiring and may hereafter acquire assets which they will hold and manage as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, this Trust is authorized to issue its shares of beneficial interest in one or more separate series and classes of series, all in accordance with the provisions set forth in this Declaration of
Trust;

NOW, THEREFORE, the initial Trustees hereby declare that they and any successor Trustees elected in accordance with Article 5 hereof will hold in trust all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder, and that they and any successor
Trustees will manage and dispose of the same upon the following terms and conditions for the benefit of the holders of shares of beneficial interest in this Trust as hereinafter set forth.

Article 1 Name and Definitions

Section 1.1 Name. This Trust shall be known as Sentinel Variable Products Trust and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided below:

(a) The “Code” refers to the Internal Revenue Code of 1986 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time.

(b) “Commission” shall mean the United States Securities and Exchange Commission (or any
successor agency thereto);

(c) The “DSTA” refers to the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware
Code (and any successor statute), as amended from time to time; and

(d) “Declaration of Trust” or “Declaration” shall mean this Declaration of Trust as amended or restated from time to time;

(e) The “1940 Act” refers to the Investment Company Act of 1940 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time;

(f) “Person,” “Interested Person,” and “Principal Underwriter” shall have the meanings given them in the 1940 Act;

(g) “Series” shall mean any of the separate series of Shares established and designated under or in accordance with the provisions of Article 4 and to which the Trustees have allocated assets and liabilities of the Trust in accordance with Article 4;

(h) “Shares” shall mean the shares of beneficial interest in the Trust described in Article 4 hereof and shall include fractional and whole Shares;

(i) “Shareholder” shall mean a beneficial owner of Shares;

(j) The “Trust” shall mean the Delaware business trust established by this Declaration of Trust, as amended from time to time;

(k) “Trustee” and “Trustees” shall mean the signatories to this Declaration of Trust so long as such signatories shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and qualified in accordance with Article 5 hereof and are then in office;

Article 2
Nature and Purpose of Trust

Section 2.1 Nature of Trust. The Trust is a statutory trust of the type referred to in the DSTA. The
Trustees shall file a certificate of trust in accordance with Section 3810 of the DSTA. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.

Section 2.2 Purpose of Trust. The purpose of the Trust is to engage in, operate and carry on the business of an open end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

Section 2.3 Interpretation of Declaration of Trust.

Section 2.3.1 Governing Instrument. This Declaration of Trust shall be the governing instrument of the Trust and shall be governed by and construed according to the laws of the State of Delaware.

Section 2.3.2 No Waiver of Compliance with Applicable Law. No provision of this
Declaration shall be effective to require a waiver of compliance with any provision of the
Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

Section 2.3.3 Power of the Trustees Generally. Except as otherwise set forth herein, the
Trustees may exercise all powers of trustees under the DSTA on behalf of the Trust.

Article 3
Registered Agent; Offices

Section 3.1 Registered Agent. The name of the registered agent of the Trust is Corporation Service
Company and the registered agent's business address in Delaware is 1013 Centre Road, Wilmington,
Delaware 19805.

Section 3.2 Offices. The Trust shall maintain an office within the State of Delaware which shall be identical to the business office of the Registered Agent of the Trust as set forth in Section 3.1. The
Trustees may, at any time, establish branch or subordinate offices at any place or places where the Trust intends to do business.

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Article 4
Shares of Beneficial Interest

Section 4.1 Shares of Beneficial Interest. The beneficial interests in the Trust shall be divided into
Shares, par value $.001 per share. The Trustees shall have the authority from time to time to divide the
Shares into two (2) or more separate and distinct series of Shares (Series) and to divide each such Series of
Shares into two (2) or more classes of Shares (Classes), all as provided in Section 4.9 of this Article 4.

Section 4.1 Number of Authorized Shares. The Trustees are authorized to issue an unlimited number of Shares. The Trustees may issue Shares for such consideration and on such terms as they may determine
(or for no consideration if pursuant to a Share dividend or split), all without action or approval of the
Shareholders.

Section 4.3 Ownership and Certification of Shares. The Secretary of the Trust, or the Trust's transfer or similar agent, shall record the ownership and transfer of Shares of each Series and Class separately on the record books of the Trust. The record books of the Trust, as kept by the Secretary of the Trust or any transfer or similar agent, shall contain the name and address of and the number of Shares held by each
Shareholder, and such record books shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by such Shareholders. No certificates certifying the ownership of
Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, transfer of Shares, and similar matters for the Trust or any Series or Class.

Section 4.4 Status of Shares.

Section 4.4.1 Fully Paid and Non assessable. All Shares when issued on the terms determined by the Trustees shall be fully paid and non assessable.

Section 4.4.2 Personal Property. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust.

Section 4.4.3 Party to Declaration of Trust. Every Person by virtue of having become registered as a Shareholder shall be held to have expressly assented and agreed to the terms of this
Declaration of Trust and to have become a party thereto.

Section 4.4.4 Death of Shareholder. The death of a Shareholder during the continuance of the
Trust shall not operate to terminate the Trust nor entitle the representative of any deceased
Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the
Trustees. The representative shall be entitled to the same rights as the decedent under this Trust.

Section 4.4.5 Title to Trust; Right to Accounting. Ownership of Shares shall not entitle the
Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting.

Section 4.5 Determination of Shareholders. The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the Shareholders entitled to be treated as such, to the extent provided or referred to in Section 9.3.

Section 4.6 Shares Held by Trust. The Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any
Shares of any Series or Class reacquired by the Trust.

Section 4.7 Shares Held by Persons Related to Trust. Any Trustee, officer or other agent of the
Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of
Shares to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the

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Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

Section 4.8 Preemptive and Appraisal Rights. Shareholders shall not, as Shareholders, have any right to acquire, purchase or subscribe for any Shares or other securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares and, except as otherwise determined by resolution of the Trustees in their sole discretion, shall have no exchange or conversion rights with respect to their
Shares.

Section 4.9 Series and Classes of Shares.

Section 4.9.1 Generally. In addition to the Series and Classes established and designated in Section
4.9.2, the Shares of the Trust shall be divided into one or more separate and distinct Series or Classes of a
Series as the Trustees shall from time to time establish and designate.

Section 4.9.2 Establishment and Designation. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate separate and distinct Series of Shares and with respect to any Series of Shares, to establish and designate separate and distinct Classes of Shares. The establishment and designation of any Series (in addition to those established and designated in this Section below) or Class shall be effective upon the execution by an officer of the Trust, pursuant to a vote of a majority of the Trustees, of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class, or as otherwise provided in such instrument.
Each such instrument shall have the status of an amendment to this Declaration of Trust. Without limiting the authority of the Trustees to establish and designate any further Series or Classes, the Trustees hereby establish and designate the following five Series: Common Stock Fund, Mid Cap Growth Fund, Growth
Index Fund, Small Company Fund, and Money Market Fund. The initial Shares of such Series shall be issued in a single Class designated as Initial Class Shares.

Section 4.9.3 Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the
Trustees shall have the authority to provide that holders of Shares of any Series or Class within a Series shall have the right to convert such Shares into Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Trustees.

Section 4.9.4 Separate and Distinct Nature. Each Series and Class, including without limitation Series and Classes specifically established in Section 4.9.2, shall be separate and distinct from any other Series and Class and shall maintain separate and distinct records on the books of the Trust, and the assets belonging to any such Series and Class shall be held and accounted for separately from the assets of the
Trust or any other Series and Class.

Section 4.9.5 Rights and Preferences of Series. The Trustees shall have exclusive power without the requirement of Shareholder approval to fix and determine the relative rights and preferences as between the
Shares of the separate Series. The initial Series and any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have relative rights and preferences as set forth in this Section 4.9.5, subject to the relative rights and preferences of Classes within each such Series as set forth in Section 4.9.6.

Section 4.9.5.1 Assets and Liabilities “Belonging” to a Series. All consideration received by the
Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as assets belonging to that Series. The assets belonging

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to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments which are not readily identifiable as belonging to any particular Series (collectively General Items), the Trustees shall allocate to and among any one or more of the Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon all Shareholders for all purposes. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon all Shareholders for all purposes.

Section 4.9.5.2 Treatment of Particular Items. The Trustees shall have full discretion, to the extent consistent with the 1940 Act and consistent with generally accepted accounting principles, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 4.9.5.3 Limitation on Interseries Liabilities. Subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as provided in Section
4.9.5.1, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series. Notice of this limitation on liabilities between and among Series shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware
pursuant to the DSTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

Section 4.9.5.4 Dividends. Dividends and capital gain distributions on Shares of a particular
Series or Class may be paid with such frequency, in such form, and in such amount as the Trustees may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and distributions on Shares of a particular Class shall be distributed pro rata to the holders of Shares of that Class in proportion to the number of Shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions. Such dividends and distributions may be paid in cash, property or additional Shares of that Series or Class, or a combination thereof, as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the form in which dividends or distributions are to be paid to that Shareholder. Any such dividend or distribution paid in Shares shall be paid at the net asset value thereof as determined in accordance with Section 4.9.5.8.

Section 4.9.5.5 Redemption by Shareholder. Each Shareholder shall have the right at such times as may be permitted by the Trust and as otherwise required by the 1940 Act to require the
Trust to redeem all or any part of such Shareholder's Shares of a Series at a redemption price per
Share equal to the net asset value per Share of such Series next determined in accordance with
Section 4.9.5.8 after the Shares are properly tendered for redemption, less such redemption fee, if any, as may be established by the Trustees in their sole discretion. Payment of the redemption price shall be in cash; provided, however, that the Trust may, subject to the requirements of the
1940 Act, make payment wholly or partly in securities or other assets belonging to the Series of

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which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under any applicable provision of the 1940 Act.

Section 4.9.5.6 Redemption by Trust. The Trustees may cause the Trust to redeem at net asset value the Shares of any Series held by a Shareholder upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this Section 4.9.5.6, the Trust shall promptly cause payment of the full redemption price to be made to such
Shareholder for Shares so redeemed, less any applicable redemption fee.

Section 4.9.5.7 Prevention of Personal Holding Company Status. The Trust may reject any purchase order, refuse to transfer any Shares, and compel the redemption of Shares if, in its opinion, any such rejection, refusal, or redemption would prevent the Trust from becoming a personal holding company as defined by the Code.

Section 4.9.5.8 Net Asset Value. The net asset value per Share of any Series shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series.

Section 4.9.5.9 Maintenance of Stable Net Asset Value. The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series as dividends payable in additional Shares of that
Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series his or her pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his or her investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss. The Trustees may delegate any of their powers and duties under this Section 4.9.5.9 with respect to appraisal of assets and liabilities in the determination of net asset value or with respect to a suspension of the determination of net asset value to an officer or officers or agent or agents of the Trust designated from time to time by the Trustees.

Section 4.9.5.10 Transfer of Shares. Except to the extent that transferability is limited by applicable law or such procedures as may be developed from time to time by the Trustees or the appropriate officers of the Trust, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his or her agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust.

Section 4.9.5.11 Equality of Shares. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal in this respect to each other
Share of that Series. This Section 4.9.5.11 shall not restrict any distinctions otherwise permissible under this Declaration of Trust with respect to any Classes within a Series and shall not restrict the ability of the Trustees in their full discretion, without the need for any notice to, or approval by the
Shareholders of, any Series or Class, to allocate, reallocate or authorize the contribution or payment, directly or indirectly, to one or more than one Series or Class of the following: (i)

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assets, income, earnings, profits, and proceeds thereof, (ii) proceeds derived from the sale, exchange or liquidation of assets, and (iii) any cash or other assets contributed or paid to the Trust from a manger, administrator or other adviser of the Trust or an affiliated person thereof, or other third party, another Series or another Class, to remediate misallocations of income and capital gains, ensure equitable treatment of Shareholders of a Series or Class, or for such other valid reason determined by the Trustees in their sole discretion.

Section 4.9.5.12 Fractional Shares. Any fractional Share of any Series, if any such fractional
Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or any Series.

Section 4.9.6 Rights and Preferences of Classes. The Trustees shall have exclusive power without the requirement of Shareholder approval to fix and determine the relative rights and preferences as between the separate Classes within any Series. The Initial Class and any further Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Class at the time of establishing and designating the same) have relative rights and preferences as set forth in this Section 4.9.6. If a Series is divided into multiple Classes, the Classes may be invested with one or more other Classes in the common investment portfolio comprising the Series.
Notwithstanding the provisions of Section 4.9.5, if two or more Classes are invested in a common investment portfolio, the Shares of each such Class shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, conditions of redemption, and, if there are other
Classes invested in a different investment portfolio comprising a different Series, shall also be subject to the provisions of Section 4.9.5 at the Series level as if the Classes invested in the common investment portfolio were one Class:

(a) The income and expenses of the Series shall be allocated among the Classes comprising the Series in such manner as may be determined by the Trustees in accordance with applicable law;

(b) As more fully set forth in this Section 4.9.6, the liabilities and expenses of the Classes comprising the Series shall be determined separately from those of each other and, accordingly, the net asset values, the dividends and distributions payable to Shareholders, and the amounts distributable in the event of liquidation of the Trust or termination of a Series to Shareholders may vary within the Classes comprising the Series. Except for these differences and certain other differences set forth in this Section 4.9.6 or elsewhere in this Declaration of Trust, the Classes comprising a Series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

(c) The dividends and distributions of investment income and capital gains with respect to the Classes comprising a Series shall be in such amounts as may be declared from time to time by the Trustees, and such dividends and distributions may vary among the Classes comprising the Series to reflect differing allocations of the expenses and liabilities of the Trust among the Classes and any resultant differences between the net asset values per Share of the Classes, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income, capital gains, expenses, and liabilities of the
Trust among the Classes comprising a Series shall be determined by the Trustees in a manner that is consistent with applicable law.

Section 4.10 Derivative Actions. In addition to the requirements set forth in Section 3816 of the
DSTA, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 4.10(1), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the

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merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the DSTA).

(b) Shareholders eligible to bring such derivative action under the DSTA who collectively hold at least a majority of the outstanding Shares of the Trust, or who collectively hold at least a majority of the outstanding Shares of any Series or Class to which such action relates, shall join in the request for the
Trustees to commence such action; and

(c) Unless a demand is not required under paragraph (1) of this Section 4.10, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.
For purposes of this Section 4.10, the Trustees may designate a committee of one Trustee to consider a
Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the
Trustees determine not to bring such action.

Article 5
Trustees

Section 5.1 Management of the Trust. The business and affairs of the Trust shall be managed by the
Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including those specifically set forth in Sections 5.10 and 5.11 herein.

Section 5.2 Qualification. Each Trustee shall be a natural person. A Trustee need not be a
Shareholder, a citizen of the United States, or a resident of the State of Delaware.

Section 5.3 Number. The number of Trustees which shall constitute the entire Board of Trustees is currently three (3) and thereafter shall be fixed from time to time by resolution by a majority of the
Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than ten (10), but shall never be less than the minimum number permitted by the DSTA. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.7.

Section 5.4 Term and Election; Mandatory Retirement. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re election of such Trustee or of a successor to such Trustee, and until his or her successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his or her predecessor, if any, or such term as the Trustees may determine. No
Trustee shall continue on the Board of Trustees after the date of the regular meeting of the Board of
Trustees next following the attainment of age 72. The remaining Trustees may, to the extent not inconsistent with the 1940 Act, elect a new Trustee to replace any Trustee who becomes subject to the mandatory retirement provision of the previous sentence, for a term until the next meeting of Shareholders called for the purpose of considering the election or re-election of Trustees.

Section 5.5 Composition of the Board of Trustees. No election or appointment of any Trustee shall take effect if such election or appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act.

Section 5.6 Resignation and Retirement. Any Trustee may resign or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Chairman of the Board, if any, or to the President or the Secretary of the Trust. Such

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resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument.

Section 5.7 Removal. Any Trustee may be removed with or without cause at any time: (1) by written instrument signed by two thirds (2/3) of the number of Trustees in office prior to such removal, specifying the date upon which such removal shall become effective, or (2) by the affirmative vote of Shareholders holding not less than two thirds (2/3) of Shares outstanding, cast in person or by proxy at any meeting called for that purpose.

Section 5.8 Vacancies. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees may (but need not unless required by the 1940 Act) be filled by a majority of the Trustees then in office, subject to the provisions of Section 16 of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy occurring by reason of the resignation, retirement, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of such resignation, retirement, or increase in number of Trustees.

Section 5.9 Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title to all the Trust property shall be vested in the Trust as a separate legal entity under the DSTA, except that the Trustees shall have the power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine. In the event that title to any part of the
Trust property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

Section 5.10 Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust including, but not limited to, those enumerated in this Section
5.10.

Section 5.10.1 Bylaws. The Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders. Nothing in this Declaration shall be construed to require the adoption of Bylaws by the Trustees.

Section 5.10.2 Officers, Agents, and Employees. The Trustees may, as they consider appropriate, elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing.

Section 5.10.3 Committees.

Section 5.10.3.1 Generally. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Audit Committee, Executive Committee,
Nominating Committee, or any other committee, and may delegate thereto some or all of

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their powers except those which by law, by this Declaration of Trust, or by the Bylaws (if any) may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by this Declaration of Trust or the Bylaws (if any) of the
Trust for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 5.10.3.2 Executive Committee. The Executive Committee, if there shall be one, shall have all of the powers and authority of the Trustees that may lawfully be exercised by an executive committee, except the power to: (i) declare dividends or distributions on
Shares; (ii) issue Shares; (iii) recommend to the Shareholders any action which requires the Shareholders' approval; or (iv) approve any merger, reorganization, or share exchange which does not require Shareholder approval. Notwithstanding the foregoing, the
Trustees may limit the powers and authority of the Executive Committee at any time.

Section 5.10.4 Advisers, Administrators, Depositories, and Custodians. The Trustees may, in
accordance with Article 8, employ one or more advisers, administrators, depositories, custodians, and other persons and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, and set record dates or times for the determination of Shareholders.

Section 5.10.5 Compensation. The Trustees may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate.

Section 5.10.6 Delegation of Authority. In general, the Trustees may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney in fact for the Trustees.

Section 5.10.7 Suspension of Sales. The Trustees shall have the authority to suspend or terminate the sales of Shares of any Series or Class at any time or for such periods as the Trustees may from time to time decide.

Section 5.11 Certain Additional Powers. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act, other applicable law, and the fundamental policies and limitations of the applicable Series or Class, the Trustees shall have power and authority for and on behalf of the Trust and each separate Series or Class as enumerated in this Section 5.11.

Section 5.11.1 Investments. The Trustees shall have the power to invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees.

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Section 5.11.2 Disposition of Assets. The Trustees shall have the power to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the
Trust.

Section 5.11.3 Ownership. The Trustees shall have the power to vote, give assent, or exercise any rights of ownership with respect to securities or other property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or other property as the Trustees shall deem proper.

Section 5.11.4 Subscription. The Trustees shall have the power to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

Section 5.11.5 Payment of Expenses. The Trustees shall have the power to pay or cause to be paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the
Trust or any Series or Class thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the Trust's officers, employees, investment advisers, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5.11.6 Form of Holding. The Trustees shall have the power to hold any securities or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise.

Section 5.11.7 Reorganization, Consolidation, or Merger. The Trustees shall have the power to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust, and to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust.

Section 5.11.8 Compromise. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, any Series, any Class or the assets of the Trust, and, out of the assets of the Trust, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Shareholder in such Shareholder’s own name or in the name of the Trust, whether or not the Trust, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

Section 5.11.9 Partnerships. The Trustees shall have the power to enter into joint ventures, general or limited partnerships and any other combinations or associations.

Section 5.11.10 Borrowing. The Trustees shall have the power to borrow funds and to mortgage and pledge the assets of the Trust or any Series or any part thereof to secure obligations arising in connection with such borrowing, consistent with the provisions of the 1940 Act.

Section 5.11.11 Guarantees. The Trustees shall have the power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the
Trust property (or Series property) or any part thereof to secure any of or all such obligations.

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Section 5.11.12 Insurance. The Trustees shall have the power to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

Section 5.11.13 Indemnification. The Trustees shall have the power to indemnify any person with whom the Trust or any Series has dealings, including the Investment Adviser, Administrator,
Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine.

Section 5.11.14 Pensions. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

Section 5.11.15 Tax Matters. The Trustees shall have the exclusive power, authority and responsibility with respect to the Trust regarding (i) preparation and filing of tax returns; (ii)
providing reports to the Shareholders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Trust and its investments; (iv) representing the Trust before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Trust’s tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Shareholder’s share of income or distributions;
(vi) providing to the accountants of the Trust such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the Trust with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

Section 5.12

Meetings and Vote of Trustees.

Section 5.12.1 Regular Meetings. The Trustees from time to time may provide for the holding of regular meetings of the Trustees and fix their time and place.

Section 5.12.2 Special Meetings. Special meetings of the Trustees may be called by the
President or Secretary of the Trust on twenty four (24) hours notice to each Trustee, either personally, by mail, by telegram, or by facsimile transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Trustees then in office or a majority of the members of any executive (or comparable)
committee of the Trustees.

Section 5.12.3 Telephonic Meetings. Trustees may participate in a meeting of the Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Except to the extent that the 1940 Act has been interpreted otherwise, participation by such means shall constitute presence in person at the meeting.

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Section 5.12.4 Quorum. A majority of the Trustees then in office being present in person or by proxy shall constitute a quorum.

Section 5.12.5 Required Vote. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws (if any), any action to be taken by the
Trustees on behalf of the Trust or any Series or Class may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present.

Section 5.12.6 Consent in Lieu of a Meeting. Except as otherwise provided by the 1940 Act or other applicable law, the Trustees may, by unanimous written consent of the Trustees then in office, take any action which may have been taken at a meeting of the Trustees or any committee thereof.

Article 6 Officers; Chairman of the Board

Section 6.1 Enumeration. The officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Trustees may also appoint such other officers of the Trust, including
Assistant Treasurers and/or Assistant Secretaries. The Trustees may appoint a Chairman of the Board, who shall not be an officer of the Trust by virtue of such position. The Trust may also have such agents as the
Trustees from time to time may in their discretion appoint. Any two or more offices of the Trust may be held by the same person except that the same person may not be both President and Vice President, and that a person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

Section 6.2 Qualification. The Chairman of the Board, if there shall be one, shall be a Trustee and may, but need not be, a Shareholder or officer of the Trust. Any officer of the Trust may, but need not, be a
Trustee or Shareholder.

Section 6.3 Election. The President, Treasurer, and Secretary shall be elected by the Trustees at the first meeting of the Trustees. Other officers of the Trust, if any, and the Chairman of the Board, if any may
be elected or appointed by the Trustees at any meeting of the Trustees or at any other time. The President, all Vice Presidents, the Treasurer, and the Secretary of the Trust shall be elected at each annual meeting of the Trustees.

Section 6.4 Term of Office. The Chairman of the Board if there shall be one, and the President, the
Treasurer, and the Secretary of the Trust shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed, or becomes disqualified. Each officer of the Trust other than the President, the Treasurer and the Secretary shall hold office and each agent shall retain authority at the pleasure of the Trustees.

Section 6.5 Powers. Subject to the other provisions herein, each officer shall have, in addition to the duties and powers set forth herein, such duties and powers as are commonly incident to the office occupied by such officer as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

Section 6.6

Titles and Duties.

Section 6.6.1 Chairman of the Board; President. Unless the Trustees otherwise provide, the
Chairman of the Board, if there shall be one, shall preside at all meetings of the Trustees. Unless the Trustees otherwise provide, the Chairman of the Board, if there shall be one, or, if there is no
Chairman or in the absence of the Chairman, the President of the Trust, shall preside at all meetings of the Shareholders. The Chairman of the Board, if there shall be one, and the President of the Trust shall each also perform such other duties and have such other powers as the Board of
Trustees may from time to time prescribe.

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Section 6.6.2 Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, or if there is more than one Vice President, the Vice
Presidents in their order of election or in such other order as determined by the Trustees, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

Section 6.6.3 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust. The Treasurer shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

Section 6.6.4 Assistant Treasurer. In the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer, or if there is more than one, the Assistant
Treasurers in their order of election or in such other order as determined by the Trustees, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

Section 6.6.5 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept for such purposes, which books or a copy thereof shall be kept at the principal office of the Trust or at such other place as designated by the Trustees. The
Secretary shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

Section 6.6.6 Assistant Secretary. In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary, or if there is more than one, the Assistant
Secretaries in their order of election or in such other order as determined by the Trustees, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall also perform such other duties and have such other powers as the Board of Trustees or the President may from time to time prescribe.

Section 6.6.7 Temporary Secretary. In the absence of the Secretary and all Assistant
Secretaries from any meeting of the Shareholders or Trustees, the Trustees may appoint a temporary secretary at such meeting, who shall perform the duties of the Secretary for the purposes of such meeting.

Section 6.7 Resignation, Retirement, and Removal. Any officer may resign at any time by written instrument signed by him or her delivered to the Chairman of the Board, President, or Secretary or
delivered to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause by the vote or written consent of a majority of the Trustees then in office. To the extent that any officer or Trustee of the Trust receives compensation from the Trust and except as may otherwise be expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 6.8 Vacancies. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of the Chairman of the Board, the President, the Treasurer, or the Secretary may be filled by a majority of the Trustees then in office through the appointment in writing of such other person as such remaining Trustees in their discretion shall

14

determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as in the capacity named therein. Other vacancies may be filled, if at all, by the Trustees at a meeting of the Trustees or at any other time.

Article 7 Transactions with Officers and Trustees

Section 7.1 Purchase and Sale of Other Securities. The Trust shall not purchase any securities (other than Shares) from, or sell any securities (other than Shares) to, any Trustee or officer of the Trust, or any director, trustee, officer, or partner of any firm which acts as investment adviser or principal underwriter for the Trust acting as principal, except to the extent permitted by the 1940 Act or the rules or regulations thereunder or by appropriate order or written advice of the Commission.

Article 8 Service Providers

Section 8.1 Investment Adviser. The Trust may enter into written contracts with one or more persons to act as investment adviser or investment sub adviser to each of the Series, and as such, to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

Section 8.2 Underwriter and Transfer Agent. The Trust may enter into written contracts with one or more persons to act as principal underwriter or underwriter or distributor whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees may in their discretion from time to time enter into transfer agency, dividend disbursement, and/or shareholder service contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.

Section 8.3 Custodians. The Trust may enter into written contracts with one or more persons to act as custodian to perform such functions as the Trustees may deem reasonable and proper, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable. Each such custodian shall be a bank or trust company having an aggregate capital, surplus, and undivided profits of at least five hundred thousand dollars ($500,000).

Section 8.4 Administrator. The Trust may enter into written contracts with one or more persons to act as an administrator to perform such functions, including accounting functions, as the Trustees may deem reasonable and proper, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

Section 8.5 Other Contracts. The Trust may enter into such other written contracts as the Trustees deem necessary and desirable, including contracts with one or more persons for the coordination or supervision of persons providing services to the Trust under one or more of the contracts described in
Sections 8.1, 8.2, 8.3, and 8.4.

Section 8.6 Parties to Contracts. Any contract of the character described in Sections 8.1, 8.2, 8.3, and
8.4 or in Article 10 hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment sub adviser, or any affiliated person of the investment adviser or investment sub adviser, although one or more of the Trustees or officers of the
Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or may otherwise be interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or be accountable for any profit realized directly or indirectly therefrom; provided, however, that the contract when entered into was not inconsistent with the provisions of this Article 8, Article 10, or the

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Bylaws (if any). The same person (including a firm, corporation, partnership, trust or association) may provide more than one of the services identified in this Article 8.

Article 9 Shareholders' Voting Powers and Meetings

Section 9.1 Voting Powers. The Shareholders shall have power to vote only with respect to matters expressly enumerated in Section 9.1.1 or with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the Bylaws (if any), any registration statement of the
Trust with the Commission or any state, or as the Trustees may otherwise deem necessary or desirable.

Section 9.1.1 Matters Requiring Shareholders Action. Action by the Shareholders shall be required as to the following matters:

(a) The election or removal of Trustees as provided in Sections 5.4 and 5.7;

(b) The approval of a contract with a third party provider of services as to which Shareholder approval is required by the 1940 Act;

(c) The termination or reorganization of the Trust to the extent and as provided in Sections
11.1 and 11.3;

(d) The amendment of this Declaration of Trust to the extent and as may be provided by this
Declaration of Trust or applicable law; and

(e) Any court action, proceeding or claim brought or maintained derivatively or as a class action on behalf of the Trust, any Series or Class thereof or the Shareholders of the Trust;
provided, however, that a Shareholder of a particular Series or Class shall not be entitled to vote upon a derivative or class action on behalf of any other Series or Class or Shareholder of any other
Series or Class.

Section 9.1.2 Separate Voting by Series and Class. On any matter submitted to a vote of the
Shareholders, all Shares shall be voted separately by individual Series, except: (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the
Shareholders of all such Series shall be entitled to vote thereon, in the aggregate and not by individual series. The Trustees may also determine that a matter affects only the interests of one or more Classes within a Series, in which case any such matter shall only be voted on by such
Class or Classes.

Section 9.1.3 Number of Votes. On any matter submitted to a vote of the Shareholders, each whole Share shall be entitled to one vote per dollar of net asset value as of the close of business on the record date, as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

Section 9.1.4 Cumulative Voting. There shall be no cumulative voting in the election of
Trustees.

Section 9.1.5 Voting of Shares; Proxies. Votes may be cast in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a
Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving the invalidity of a proxy shall rest on the challenger. No proxy shall be valid more than eleven months after its date, unless it provides for a longer period.

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Section 9.1.6 Actions Prior to the Issuance of Shares. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws (if any) to be taken by Shareholders.

Section 9.2 Meetings of Shareholders.

Section 9.2.1 Annual or Regular Meetings. No annual or regular meetings of Shareholders are required to be held.

Section 9.2.2 Special Meetings. Special meetings of Shareholders may be called by the
President of the Trust or the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter upon which Shareholder approval is deemed by the Trustees to be necessary or desirable.
A special meeting shall be called by the Secretary of the Trust upon (i) the request of a majority of the Trustees then in office, or (ii) the written request of Shareholders entitled to cast at least ten percent (10%) of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at such meeting, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. Upon payment of these costs to the Trust, the
Secretary shall notify each Shareholder entitled to notice of the meeting. Unless requested by Shareholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of Shareholders held during the preceding twelve
(12) months.

Section 9.2.3 Notice of Meetings. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing or transmitting such notice not less than ten
(10) nor more than ninety (90) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust.

Section 9.2.4 Call of Meetings. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in accordance with Section 9.2.2. For all other matters, the Trustees shall call or give notice of a meeting within thirty (30) days after written application by Shareholders entitled to cast at least ten percent (10%) of all the votes entitled to be cast on the matter requesting a meeting be called.

Section 9.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time fix a date and time not more than ninety (90) days nor less than ten (10) days prior to any meeting of Shareholders or other action as the date and time of record for the determination of
Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as
Shareholders of record for purposes of such other action. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though such
Shareholder has since that date and time disposed of its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 9.4 Quorum. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws (if any) , the presence in person or by proxy of
Shareholders entitled to cast at least thirty percent (30%) of the votes entitled to be cast on any

17

particular matter shall be a quorum as to such matter; provided, however, that any lesser number shall be sufficient for matters upon which the Shareholders vote at adjournments.

Section 9.5 Required Vote. Notwithstanding any provision of law requiring the authorization of any matter by a greater proportion, any matter upon which the Shareholders vote shall be approved by the affirmative vote of a majority of the votes cast on such matter at a meeting of the Shareholders at which a quorum is present, except that Trustees shall be elected by the affirmative vote of a plurality of the votes cast at such a meeting.

Section 9.6 Adjournments. Adjourned meetings may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

Section 9.7 Actions by Written Consent. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws (if any), any action taken by Shareholders may be taken without a meeting if Shareholders entitled to cast at least a majority of all the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the Bylaws (if any)) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 9.8 Inspection of Records. The records of the Trust shall be open to inspection by
Shareholders to the extent provided in Section 3819 of the DSTA.

Section 9.9 Additional Provisions. The Bylaws (if any) may include further provisions for
Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

Article 10
Limitation of Liability and Indemnification

Section 10.1 General Provisions.

Section 10.1.1 General Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, sub adviser, administrator, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other
Trustee. Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any
Trustee in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their, his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

Section 10.1.2 Notice of Limited Liability. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer may recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or belonging to a Series thereof, and may contain such further recitals as they, he or she may deem appropriate, but the omission thereof shall not operate to bind any
Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

Section 10.1.3 Liability Limited to Assets of the Trust. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust or belonging to a Series thereof, as appropriate, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

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Section 10.2 Liability of Trustees. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon the Trust, the Shareholders, and any other person dealing with the Trust.
The liability of the Trustees, however, shall be limited by this Section 10.2.

Section 10.2.1 Liability for Own Actions. A Trustee shall be liable to the Trust or the
Shareholders only for his or her own willful misfeasance, bad faith, or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

Section 10.2.2 Liability for Actions of Others. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrative agent, distributor, principal underwriter, custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, or accounting agent of the Trust, nor shall any
Trustee be responsible for any act or omission of any other Trustee.

Section 10.2.3 Advice of Experts and Reports of Others. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the
Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder.

Section 10.2.4 Bond. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 10.2.5 Accounting. The Trustees shall not be required to file any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Trustees or on the application of the Shareholders of the Trust, or on the court’s own motion.

Section 10.2.6 Declaration of Trust Governs Issues of Liability. The provisions of this
Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Shareholders and all other Persons bound by this Declaration of Trust to replace such other duties and liabilities of the Trustees.

Section 10.3 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the
Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 10.4 Liability of Shareholders. Without limiting the provisions of this Section 10.4 or the
DSTA, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of
Delaware.

Section 10.4.1 Limitation of Liability. No personal liability for any debt or obligation of the
Trust shall attach to any Shareholder or former Shareholder of the Trust, and neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

Section 10.4.2 Indemnification of Shareholders. In case any Shareholder or former
Shareholder of the Trust shall be held to be personally liable solely by reason of being or having

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been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability;
provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

Section 10.5

Indemnification.

Section 10.5.1 Indemnification of Covered Persons. Subject to the exceptions and limitations contained in Section 10.5.2, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a Covered Person), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him or her in settlement thereof.

Section 10.5.2 Exceptions. No indemnification shall be provided hereunder to a Covered
Person:

(a) For any liability to the Trust or its Shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, or reckless disregard of the duties involved in the conduct of his or her office;

(b) With respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust; or

(c) In the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b) of this Section 10.5.2) and resulting in a payment by a Covered
Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial type inquiry), that he or she did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in Section 10.5.5) acting on the matter (provided that a majority of Disinterested Trustees then in office act on the matter); or (ii) a written opinion of independent legal counsel.

Section 10.5.3 Rights of Indemnification. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

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Section 10.5.4 Expenses of Indemnification. Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this
Section 10.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Section 10.5, provided that either:

(a) Such undertaking is secured by a surety bond or some other appropriate security or the
Trust shall be insured against losses arising out of any such advances; or

(b) A majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

Section 10.5.5 Certain Defined Terms Relating to Indemnification. As used in this Section
10.5, the following words shall have the meanings set forth below:

(a) A Disinterested Trustee is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending;

(b) Claim, action, suit or proceeding shall apply to all claims, actions, suits, proceedings
(civil, criminal, administrative or other, including appeals), actual or threatened; and

(c) Liability and expenses shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Article 11 Termination or Reorganization

Section 11.1 Termination of Trust or Series or Class. Unless terminated as provided herein, the Trust and each Series and Class designated and established pursuant to this Declaration of Trust shall continue without limitation of time.

Section 11.1.1 Termination. Subject to approval by the affected Shareholders, the Trust, any
Series, or any Class (and the establishment and designation thereof) may be dissolved and terminated by an instrument executed by a majority of the Trustees then in office; provided, however, that no approval of affected Shareholders is necessary if a majority of the Trustees then in office determines that the continuation of the Trust, Series, or Class is not in the best interests of the Trust, such Series, such Class, or the affected Shareholders as a result of factors or events adversely affecting the ability of the Trust, Series, or Class to conduct its business and operations in an economically viable manner.

Section 11.1.2 Distribution of Assets. Upon dissolution of the Trust or any Series or Class, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the affected Shareholders in the manner set forth by resolution of the Trustees. To the extent permitted by the 1940 Act or other applicable law, the Trustees may require affected
Shareholders to receive Shares of any remaining Series or Class in lieu of such proceeds.

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Section 11.1.3 Certificate of Cancellation. Upon completion of winding up the affairs of the
Trust, the Trustees shall file a certificate of cancellation in accordance with Section 3810 of the
DSTA and thereupon this Declaration of Trust and the Trust shall terminate.

Section 11.2 Sale of Assets. The Trustees may, without the vote of the Shareholders unless required by the 1940 Act or other applicable laws, sell, convey, or transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another
Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares corresponding to such other Series) with such transfer either (i) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred, or (ii) not being made subject to, or not with the assumption of, such liabilities. Following such transfer, the Trustees shall distribute such cash, Shares or other securities
(giving due effect to the assets and liabilities belonging to and any other differences among the various
Series the assets belonging to which have so been transferred) among the Shareholders of the Series corresponding to the Series the assets belonging to which have been so transferred. If all of the assets of the Trust have been so transferred, the Trust shall be terminated pursuant to Section 11.1.

Section 11.3

Merger or Consolidation.

Section 11.3.1 Authority to Merge or Consolidate. The Trust, or any one or more Series, may, either as the successor, survivor, or non survivor, (i) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws under which any one of the constituent entities is organized, or (ii)
merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Series as the case may be, in connection therewith. The terms merge or merger as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the State of Delaware or any other state of the United States.

Section 11.3.2 No Shareholder Approval Required. Any such consolidation or merger shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act or other applicable laws, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders.

Section 11.3.3 Subsequent Amendments. In accordance with Section 3815(f) of DSTA, an agreement of merger or consolidation may effect any amendment to this Declaration of Trust or the Bylaws (if any) or effect the adoption of a new declaration of trust or Bylaws (if any) of the
Trust if the Trust is the surviving or resulting business trust.

Section 11.3.4 Certificate of Merger or Consolidation. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with
Section 3810 of the DSTA.

Article 12 Amendments

Section 12.1 Generally. Except as otherwise specifically provided herein or as required by the 1940
Act or other applicable law, this Declaration of Trust may be amended at any time without a vote of the
Shareholders by an instrument in writing signed by a majority of the Trustees then in office.

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Section 12.2 Certificate of Amendment. In the event of any amendment to this Declaration of
Trust which affects the certificate of trust filed by the Trust in accordance with Section 2.1, the
Trustees shall file a certificate of amendment in accordance with Section 3810 of the DSTA.

Section 12.3 Prohibited Retrospective Amendments. No amendment of this Declaration of
Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to
Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

Article 13 Miscellaneous Provisions

Section 13.1 Certain Internal References. In this Declaration of Trust or in any such amendment, references to this Declaration of Trust, and all expressions like herein, hereof and hereunder, shall be deemed to refer to this Declaration of Trust as a whole and as amended or affected by any such amendment.

Section 13.2 Certified Copies. The original or a copy of this Declaration of Trust and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder.
Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration of Trust or of any such amendments.

Section 13.3 Execution of Papers. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, Treasurer, any
Assistant Treasurer, Secretary, or any Assistant Secretary, or any officer authorized to do so by the Trustees or any of the foregoing.

Section 13.4 Fiscal Year. The fiscal year of the Trust shall end on December 31, or such other date as fixed by resolution of the Trustees.

Section 13.5 Governing Law. This Declaration of Trust is executed and delivered with reference to
DSTA and the laws of the State of Delaware by all of the Trustees whose signatures appear below, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DSTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust. All references to sections of the DSTA or the 1940 Act, or any rules or regulations thereunder, refer to such sections, rules, or regulations in effect as of the date of this Declaration of Trust, or any successor sections, rules, or regulations thereto.

Section 13.6 Headings. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 13.7 Resolution of Ambiguities. The Trustees may construe any of the provisions of this
Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

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Section 13.8 Seal. No official seal of the Trust shall be required to execute any instruments on behalf of the Trust in accordance with Section 13.3.

Section 13.9 Severability. The provisions of this Declaration of Trust are severable, and if the
Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940
Act, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 13.10 Signatures. To the extent permitted by applicable law, any instrument signed pursuant to a validly executed power of attorney shall be deemed to have been signed by the Trustee or officer executing the power of attorney.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Amended and Restated Declaration of Trust as of May 24, 2007.

________/s/Thomas M. MacLeay______ Thomas M. MacLeay, Chair

______/s/ William D.McMeekin______ William D. McMeekin

_______/s/ Nancy F. Pope____ Nancy F. Pope

_______/s/ William G. Ricker_____ William G. Ricker

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